Exhibit 99.1

Excluded Shares

The filing of this report shall not be construed as an admission by the person identified in Item 2(a) that, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act, he is the "beneficial owner" of any equity securities listed below; and such person expressly disclaims that he is part of a "group" with the person listed below:

Record Owner's Relationship                                                                                 Record Owner's                                                                Number
To Reporting Person                                                                                               Type of Ownership                                                           of shares
_________________________                                                                           ________________                                                      ______________
Reporting Person’s Spouse                                                                                     Indirect                                                                               12,500 shares

These shares are not reported in Item 4(a) and are noted here for information only.